UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2013

PLC Systems Inc.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

PLC Systems Inc. 459 Fortune Boulevard Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  508-541-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2013, we terminated our employment relationship with Vincent Puglisi, our Managing Director, International of our subsidiary, PLC Medical Systems, Inc.  Mr. Puglisi will receive severance compensation equal to $83,281.51.  Mr. Gregory W. Mann, our Chief Financial Officer, will assume the duties of Managing Director, International while also serving as our Chief Financial Officer.

Item 5.02(e).                          Change in Officer Compensatory Plan.

On August 16, 2013, as part of a series of cost-cutting measures, the annual base salary of Mr. Tauscher, our Chief Executive Officer, was reduced from $325,461 to $225,000, effective immediately.

In addition, Mr. Tauscher’s employment agreement provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year’s bonus if Mr. Tauscher’s employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC (including without limitation the approval of a liquidation or dissolution of PLC), by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Milford, MA.  This agreement has now been modified to provide that if Mr. Tauscher’s employment is terminated by us within 12 months after a sale or change in control of PLC (including without limitation the approval of a liquidation or dissolution of PLC), Mr. Tauscher’s base salary for determining the amount of any severance benefit shall remain at the greater of Mr. Tauscher’s previous base salary of $325,461 or his base salary as then in effect.  If Mr. Tauscher’s employment is terminated following a change in control, the severance benefit shall be payable as follows: (i) $300,000 of the severance payment shall be payable in cash, and (ii) any amount of the severance benefit in excess of $300,000 shall be payable in the common stock of PLC, or if PLC is not the surviving corporation, the successor business following such change in control based upon the closing price of such common stock on the date of the change in control. All other terms of Mr. Tauscher’s employment agreement remain unchanged.  A copy of the amendment to Mr. Tauscher’s employment agreement is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: August 19, 2013	By:	/s/ Gregory W. Mann
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Employment Agreement between PLC Systems Inc. and Mark Tauscher dated as of August 16, 2013.